UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported: February 4, 2016

DraftDay Fantasy Sports, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-13803	33-0637631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

902 Broadway, 11th Floor New York, New York (Address of principal executive offices)	10010 (Zip Code)

(212)  231-0092
(Registrant’s Telephone Number, including Area Code)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions ( see General Instruction A.2 below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)           At a meeting of the Company’s Board of Directors on February 4, 2016, the following changes were made to the composition of the committees of the Company’s Board of Directors.  The current committee membership is as follows:

Audit Committee:  Peter Horan, Michael Meyer and Birame Sock

Compensation Committee:  Peter Horan, Michael Meyer and Birame Sock

Nominating and Corporate Governance Committee:  Peter Horan, Michael Meyer and Birame Sock

(b)           As previously reported on the Company’s Current Report on Form 8-K dated February 8, 2016, the Company has entered into an agreement to sell certain assets to Perk.com, Inc. (the “Perk Transaction”).  As part of the Perk Transaction, the Company’s General Manager, Kyle Brink is resigning from the Company and taking on a similar role at Perk to maintain operational continuity of the Viggle-branded properties that the Company sold to Perk

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRAFTDAY FANTASY SPORTS, INC.

Date: February 10, 2016	By:	/s/ Mitchell J. Nelson
Name: Mitchell J. Nelson
Title: Executive Vice President